As filed with the U.S. Securities and Exchange Commission on February 9, 2024

Registration No. 333-275708

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ICZOOM GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	5065	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 3801, Building A, Sunhope e·METRO, No. 7018 Cai Tian Road
Futian District, Shenzhen
Guangdong, China, 518000
Tel: 86 755 88603072
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arila Zhou, Esq. Anna Wang, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th Floor New York, NY 10017 Tel: 212-451-2908	Cavas Pavri, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 Tel: 202-724-6848

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form F-1 (File No. 333-275708) of ICZOOM Group Inc. is being filed for the sole purpose of filing Exhibit 5.1, Exhibit 5.2, Exhibit 8.4 and Exhibit 99.4. Accordingly, Part I, the form of prospectus, has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Subject to the provisions of the Companies Act and in the absence of fraud or willful default, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, managing director, agent, auditor, secretary and other officer for the time being of the Company; or

(b)	is or was, at the request of the Company, serving as a Director, managing director, agent, auditor, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Item 7. Recent Sales of Unregistered Securities

During the past four years, we have issued the following shares of Class A Ordinary Shares:

In fiscal year 2019, we issued 96,985 shares of Class A Ordinary Shares to 10 individual investors at a purchase price of $8 per share in the total consideration of approximately $776,380.

In fiscal year 2020, we issued 33,750 shares of Class A Ordinary Shares to 12 individual investors at a purchase price of $8 per share (after-split) in the total consideration of approximately $273,550.

In fiscal year 2021, no options were granted.

In fiscal year 2022, no options were granted.

In fiscal year 2023, no options were granted.

In addition, we have issued the following options under the Plan:

Fiscal Year of Issuance	Amount of Options Issued	Amount of Optionees	Exercise of Price ($)	Options Forfeited	Options Exercised	Current outstanding options	Total Current Outstanding
2016	795,644	28	$0.16	32,500	59,019	704,125	—
2017	64,250	15	$0.16	—	4,375	59,875	—
2018	213,125	15	$0.16	4,688	13,438	195,000	—
2019	44,250	17	$0.16	6,250	6,250	31,750	—
2020	33,788	31	$2.40	5,312	22,188	6,288
2021	—	—	—	36,864	—	—
2022	—	—	—	209,162	—	—
2023	—	—	—	8,250	—	—	742,762

In August 2022, we allotted 1 Class A Ordinary Share to each of five existing shareholders of Class A Ordinary Shares for a consideration of $0.08 per share, so that such shareholders would not hold fractional shares in connection with the 2022 Reverse Split.

We believe that each of the issuances above was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of ordinary shares.

All such share issuances were deemed to be exempt under the Securities Act by virtue of Section 4(2) thereof as transactions not involving any public offering. In addition, certain share issuances were deemed not to fall within Section 5 under the Securities Act and to be further exempt under Rule 901 and 903 of Regulation S promulgated thereunder by virtue of being issuances of securities by non-U.S. companies to non-U.S. citizens or residents, conducted outside the United States and not using any element of interstate commerce.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit	Description
1.1*	Form of Underwriting Agreement (Incorporated by reference to Exhibit 1.1 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
3.1*	Amended and Restated Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.1 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
3.2*	Third Amended and Restated Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.2 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
4.1*	Specimen Ordinary Share Certificate (Incorporated by reference to Exhibit 4.1 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
4.2*	Form of Representative’s Warrant (Incorporated by reference to Exhibit 4.2 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
4.3*	Form of Placement Agent Warrant
4.4*	Form of Investor Warrant
5.1^	Opinion of Ogier
5.2^	Opinion of Robinson & Cole LLP
8.1^	Opinion of Jingtian & Gongcheng, regarding certain PRC tax matters (included in Exhibit 99.4)
8.2*	Opinion of Messina Madrid Law PA, regarding certain U.S. Federal tax matters
8.3^	Opinion of Ogier, regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.4^	Opinion of Angela Ho & Associates, regarding certain Hong Kong tax matters
10.1*	2015 Equity Incentive Plan, as further amended on August 8, 2022 (Incorporated by reference to Exhibit 10.1 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
10.2*	Employment Agreement between ICZOOM Group Inc. and Lei Xia dated as of November 1, 2017 (Incorporated by reference to Exhibit 10.2 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
10.3*	Employment Agreement between ICZOOM Group Inc. and Duanrong Liu dated as of November 1, 2017 (Incorporated by reference to Exhibit 10.3 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
10.4*	Employment Agreement between ICZOOM Group Inc. and Qiang He dated as of March 1, 2021 (Incorporated by reference to Exhibit 10.4 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
10.5*	Form of Indemnity Agreement (Incorporated by reference to Exhibit 10.5 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
10.6*	Form of Director Offer Letter (Incorporated by reference to Exhibit 10.6 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
10.7*	Exclusive Business Cooperation Agreement between Components Zone International Limited and Shenzhen Pai Ming Electronics Co., Ltd. dated as of December 14, 2020 (Incorporated by reference to Exhibit 10.7 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
10.8*	Call Option Agreements among Components Zone International Limited, Shenzhen Pai Ming Electronics Co., Ltd., and its shareholder dated as of December 14, 2020 (Incorporated by reference to Exhibit 10.8 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
10.9*	Equity Pledge Agreement among Components Zone International Limited, Shenzhen Pai Ming Electronics Co., Ltd., and its shareholder dated as of December 14, 2020 (Incorporated by reference to Exhibit 10.9 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
10.10*	Shareholder’s Power of Attorney among Components Zone International Limited, Shenzhen Pai Ming Electronics Co., Ltd., and its shareholder dated as of December 14, 2020 (Incorporated by reference to Exhibit 10.10 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))

Exhibit	Description
10.11*	Spouse Consent Letter of the spouse of the shareholder of Shenzhen Pai Ming Electronics Co., Ltd. dated as of December 14, 2020 (Incorporated by reference to Exhibit 10.11 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
10.12*	Termination of Contractual Arrangements by and among Components Zone International Limited, Shenzhen Pai Ming Electronics Co., Ltd., its shareholder, and the spouse of the shareholder dated as of December 10, 2021 (Incorporated by reference to Exhibit 10.12 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
10.13*	Business cooperation agreement between Components Zone International Limited and Shenzhen Pai Ming Electronics Co., Ltd dated as of January 18, 2022 (Incorporated by reference to Exhibit 10.13 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
10.14*	Employment Agreement between ICZOOM Group Inc. and Duanrong Liu dated as of November 1, 2022 (Incorporated by reference to Exhibit 10.14 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
10.15*	Employment Agreement between ICZOOM Group Inc. and Lei Xia dated as of November 1, 2022 (Incorporated by reference to Exhibit 10.15 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
10.16*	Form of Placement Agent Agreement
10.17*	Form of Securities Purchase Agreement
14.1*	Code of Conduct and Ethics (Incorporated by reference to Exhibit 14.1 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
16.1*	Letter from Friedman LLP to the U.S. Securities and Exchange Commission, dated April 24, 2023 (Incorporated by reference to Exhibit 16.1 to Form 6-K previously filed on April 24, 2023)
21.1*	List of Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
23.1	Consent of Friedman LLP
23.2	Consent of Audit Alliance LLP
23.3^	Consent of Ogier (included in Exhibit 5.1)
23.4^	Consent of Robinson & Cole LLP (included in Exhibit 5.2)
23.5^	Consent of Jingtian & Gongcheng (included in Exhibit 99.4)
24.1*	Power of Attorney (included on signature page)
99.1*	Charter of the Audit Committee (Incorporated by reference to Exhibit 99.1 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
99.2*	Charter of the Compensation Committee (Incorporated by reference to Exhibit 99.2 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
99.3*	Charter of the Nominating and Corporate Governance Committee (Incorporated by reference to Exhibit 99.3 to Registration Statement on Form F-1 previously filed on February 14, 2023 (File No. 333-259012))
99.4^	Opinion of Jingtian & Gongcheng, regarding certain PRC law matters
99.7*	Clawback Policy
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Registration Fee Table

*	Previously filed
**	To be filed by amendment.
^	The draft filed herewith. The executed version to be filed by amendment.

(b) Financial Statement Schedules

None.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

ii.	Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	(1)	That, for purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on 9th day of February, 2024.

ICZOOM Group Inc.

By:	/s/ Lei Xia
Name:	Lei Xia
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Lei Xia and Duanrong Liu as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Class A Ordinary Shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lei Xia	Chief Executive Officer and Chairman	February 9, 2024
Lei Xia	(Principal Executive Officer)

/s/ Duanrong Liu	Chief Operating Officer and Director	February 9, 2024
Duanrong Liu

/s/ Qiang He	Chief Financial Officer	February 9, 2024
Qiang He	(Principal Accounting and Financial Officer)

/s/ Qi (Jeff) He	Director	February 9, 2024
Qi (Jeff) He

/s/ Wei Xia	Director	February 9, 2024
Wei Xia

/s/ Tianshi (Stanley) Yang	Director	February 9, 2024
Tianshi (Stanley) Yang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this Registration Statement or amendment thereto in Newark, DE, on February 9, 2024.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director